SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) December 19, 1997





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Colorado                         0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                           Colorado Springs, Colorado          80920
                   ----------------------------------------  ----------
                   (Address of principal executive offices)  (Zip Code)


Registrant's telephone, including area code:  (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5:  Other Information
-------  -----------------

     The following Third Quarter 1997 Interim Report, dated November 20, 1997, has been mailed by the Registrant to its shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO  80920

[GRAPHIC OMITTED]

THIRD
QUARTER 1997
INTERIM REPORT

[END OF OUTSIDE COVER OF REPORT]

--------------------------------------------------------------------------------
                                                               November 20, 1997
To Our Shareholders:

This report covers the quarter ended September 30, 1997. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,582,536 for the third quarter of 1997 and $4,884,297 for the nine months ended September 30, 1997 up from the $1,550,000 recorded for the third quarter 1996 and the $3,519,718 for the nine months ended September 30, 1996. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. One distributor and one direct customer of the Company's nvSRAM products account for more than 47% of the Company's net sales for the third quarter 1997.

In the third quarter 1997, the Company increased its gross margins as a percent of revenue from approximately 40% for the third quarter 1996 to approximately 43% for the third quarter 1997. The Company also saw an increase in its gross margins as a percent of revenue from approximately 37% for the nine months ended September 30, 1996 to approximately 42% for the nine months ended September 30, 1997. These increases in gross margin are due to the Company shipping 64 kilobit commercial product based on 0.8 micron technology as compared to shipping 64 kilobit commercial product based on 1.2 micron technology in the same periods in 1996. The Company continued to ship its high end industrial and military business from product built on 1.2 micron technology.

Selling, general and administrative expenses saw a decrease for the third quarter 1997 as compared to the third quarter 1996. This decrease was due primarily to better cost controls. Selling, general and administrative expenses saw a dollar increase for the nine months ended September 30, 1997 as compared to the nine months ended September 30, 1996. However, these expenses decreased when viewed as a percent of net revenue from 43% for the nine months ended September 30, 1996 as compared to 35% for the nine months ended September 30, 1997. The dollar increase was due primarily to increased advertising, printing, sales commissions and basic overhead.

The Company recorded a net income of $166,079 in the third quarter of 1997 and a net income of $363,438 for the nine months ended September 30, 1997 as compared to a net income of $50,438 for the third quarter of 1996 and a net loss of $172,146 for the nine months ended September 30, 1996. This was because of increased product sales, increased gross margins and better internal cost controls.

The Company may require additional capital to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM and the development of other new products. The Company does not have any commitments for such additional capital as of the date of this report. However, the Company filed an S-3 Registration Statement, that became effective on October 14, 1997, to register the shares underlying the warrants that were shown outstanding as of December 31, 1996 in the Company's Form-10KSB. This may make possible the raising of capital by the exercising of some or all of these warrants. Simtek's Board of Directors passed a resolution on October 24,1997 extending the exercise date of the warrants that were to expire on October 26, 1997 to May 31, 1998. The terms and conditions of all the other warrants remain the same.

The following Statements of Operations compare the quarter and nine months ended September 30, 1997 with the quarter and nine months ended September 30, 1996 and the Balance Sheets compare September 30, 1997 with
December 31, 1996.

In closing, we are pleased progress that Simtek has continued to make during the third quarter 1997 in all areas of the Company's operations. We at Simtek appreciate your continued support.

Sincerely,

/s/ Richard L. Petritz

RICHARD L. PETRITZ
Chairman and CEO

--------------------------------------------------------------------------------------------------------
Balance Sheet
-------------------------------------------------------------------------------------------------------

                                                                         SEPTEMBER 30,      DECEMBER 31,
                                                                             1997              1996
                                                                       ---------------------------------
                  ASSETS
                  ------
CURRENT ASSETS:
         Cash and cash equivalents                                     $   1,151,137      $      964,456
         Accounts receivable - trade, net                                    897,935             593,378
         Inventory, net                                                      400,424             327,221
         Prepaid expenses and other                                           16,122              25,850
                                                                       ---------------------------------

              Total current assets                                         2,465,618           1,910,905

EQUIPMENT AND FURNITURE, net                                                 209,525             229,008
                                                                       ---------------------------------

TOTAL ASSETS                                                           $   2,675,143      $    2,139,913
                                                                       =================================

              LIABILITIES AND SHAREHOLDERS' EQUITY
              ------------------------------------

CURRENT LIABILITIES:
         Accounts payable:
              ZMD                                                      $     384,797      $      290,957
              Other                                                          134,440             212,279
         Accrued Expenses                                                    510,191             349,654
         Accrued Wages                                                       221,475             222,136
         Accrued Vacation payable                                             59,034              86,444
         Payable to ZMD                                                      130,153             130,153
                                                                       ---------------------------------

              Total current liabilities                                    1,440,090           1,291,623


SHAREHOLDER'S EQUITY:
         Preferred stock, $1.00 par value; 2,000,000 shares authorized,
              none issued and outstanding                                         --                  --
         Common stock, $.01 par value; 40,000,000 shares authorized,
              28,679,185 and 28,506,685 shares issued and outstanding
              at September 30, 1997 and December 31, 1996                    286,792             285,067
         Additional paid-in capital                                       29,752,328          29,730,728
         Accumulated deficit                                             (28,804,067)        (29,167,505)
                                                                       ----------------------------------

              Total shareholder's equity                                   1,235,053             848,290
                                                                       ---------------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                             $   2,675,143      $    2,139,913
                                                                       =================================



--------------------------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                                 Registrar and Transfer Agent
System Symbol:                                                Continental  Stock Transfer and Trust
SRAM                                                          2 Broadway
                                                              New York, NY 10004

-------------------------------------------------------------------------------------------------------
Statement of Operations
-------------------------------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED           NINE MONTHS ENDED
                                                        SEPTEMBER 30,                SEPTEMBER 30,
                                                       1997         1996          1997          1996
                                                 ------------------------------------------------------
NET SALES                                        $  1,582,536  $  1,550,000  $  4,884,297  $  3,519,718
Cost of Sales                                         905,393       935,889     2,827,961     2,204,409
                                                 ------------------------------------------------------

GROSS MARGIN                                          677,143       614,111     2,056,336     1,315,309

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSE:
         Design, research and development             204,858       251,364       870,899       726,238
         Administrative                               132,612       160,491       276,036       364,026
         Marketing                                    183,095       156,519       586,759       420,723
                                                 ------------------------------------------------------
         Total selling, general
         and administrative expense                   520,565       568,374     1,733,694     1,510,987

INCOME (LOSS) FROM OPERATIONS:                        156,578        45,737       322,642      (195,678)
                                                 ------------------------------------------------------

OTHER INCOME (EXPENSE):
         Interest income, net                          12,667         5,232        39,711        11,756
         Other income(expense), net                    (1,546)         (531)        2,705        11,776
                                                 ------------------------------------------------------

           Total other income                          11,121         4,701        42,416        23,532
                                                 ------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                   $    167,699  $     50,438  $    365,058   $  (172,146)
         Provisions for income taxes                    1,620            --         1,620            --
                                                 ------------------------------------------------------

NET INCOME (LOSS)                                $    166,079  $     50,438  $    363,438   $  (172,146)
                                                 =======================================================

Net income (loss) per common share               $       0.01  $       *     $       0.01   $      (.01)
                                                 ======================================================

Weighted average number of shares outstanding      28,571,328    26,980,464    28,571,328    26,980,464
                                                 ======================================================

-------------------------------------------------------------------------------------------------------
Directors and Officers
-------------------------------------------------------------------------------------------------------

Dr. Richard L. Petritz                               Dr. Kurt Garbrecht, Director
Chairman of the Board & CEO                          Zentrum Mikroelektronik Dresden GmbH

Mr. Sheldon A. Taylor, Director                      Dr. Klaus Wiemer, Director
Formfactor

Dr. Robert Keeley, Director                          Mr. Detlef Golla, Director
University of Colorado, Colorado Springs             Zentrum Mikroelektronik Dresden GmbH

-------------------------------------------------------------------------------------------------------

Home Page:                                           E-Mail
http://www.simtek.com                                info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                     SIMTEK CORPORATION


                                           /s/Richard L. Petritz
December 19, 1997                    By:_______________________________________
                                           RICHARD L. PETRITZ
                                           Chief Executive Officer and Chief
                                           Financial Officer (acting)



















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